AMENDMENT 3 TO THE
ENTERGY NUCLEAR RETENTION PLAN
(As Amended and Restated Effective January 1, 2007)
THIS AMENDMENT, executed this 15th day of December, 2022, is made by Entergy Corporation to the Entergy Nuclear Retention Plan, as amended and restated effective January 1, 2007 (hereinafter referred to as the “Plan”), in accordance with resolutions adopted by the Personnel Committee of the Board of Directors of Entergy Corporation at its meeting held on October 27, 2022.

Pursuant to Section 7.01 of the Plan, Entergy Corporation does hereby amend the Plan in the following respects:
1.To amend in its entirety Section 1.08 of the Plan by replacing it with the following:

“Cause shall mean failure to perform assigned duties and responsibilities, a violation of System or Employer-specific policies, or gross misconduct, as determined in the sole discretion of the CEO – Nuclear Operations; provided, that any determination of Cause relating to the employment or termination of employment of the CEO – Nuclear Operations or any Senior Officer shall be made by the Chief Executive Officer of Entergy Corporation in his sole discretion.”

2.To revise Section 1.14 of the Plan in its entirety to read as follows:

“1.14 Employee shall mean (a) a regular full-time employee on the payroll of Entergy Nuclear who is receiving regular pay from such payroll and who is actively employed by Entergy Nuclear and (b) any other Employee of a System Company whose participation in the Plan has been approved by the Committee or by the Chief Executive Officer of Entergy Corporation.
3.To add a new Section 1.28 to read as follows:

“1.28 Senior Officer shall mean an officer of Entergy Corporation who is approved for participation in the Plan because of his or her responsibilities or senior role with respect to Entergy Nuclear.”

4.To delete the first sentence of Section 3.04 (Certification Requirement and Notification Process) of the Plan, as amended by the Second Amendment to the Plan (“Second Amendment”), and replace it with the following:

“The final determination of Participants must be approved in writing by the CEO – Nuclear Operations, except in the case of participation by the CEO –

Nuclear Operations or any Senior Officer, whose participation in each case shall be subject to the approval of the Committee or Chief Executive Officer of Entergy Corporation, as applicable.”

5.To delete the last sentence of Section 6.01(b) of the Plan, as added by the Second Amendment, and replace it with the following:

“Notwithstanding anything herein to the contrary, if the CEO – Nuclear Operations or any Senior Officer is the Participant affected by this Section 6.01(b) then any determination hereunder shall be made by the Chief Executive Officer of Entergy Corporation.”

6.To delete the last sentence of Section 8.03 of the Plan, as added by the Second Amendment, and replace it with the following:

“Notwithstanding anything herein to the contrary, any recommendation, determination, approval, or process of consideration under the Plan with respect to the CEO – Nuclear Operations or any Senior Officer (“Discretionary Determination”), including specifically any Discretionary Determination under Sections 1.08, 5.04 and 6.01, and Article III and including generally any Discretionary Determination regarding (1) eligibility or participation, (2) termination of participation, (3) payment of Awards, or (4) repayment of Awards, shall be the responsibility of the Chief Executive Officer of Entergy Corporation, except to the extent such authority is reserved to the Committee.”

Where not inconsistent herewith, all the terms and provisions of the Plan shall remain in full force and effect, and Entergy Corporation hereby ratifies and confirms the Entergy Nuclear Retention Plan, as amended and restated effective January 1, 2007, as amended herein.

    IN WITNESS WHEREOF, this Amendment is executed on the day, month and year set forth above.

ENTERGY CORPORATION
through its duly authorized representative

__/s/ Kathryn Collins________________________
KATHRYN COLLINS
Senior Vice President, HR and
Chief Human Resources Officer